K R A M E R    L E V I N    N A F T A  L I S    &    F R A N K E L    L L P

June 21, 2013

Arden Investment Series Trust

375 Park Avenue, 32nd Floor

New York, New York 10152

Re:         Arden Investment Series Trust

Ladies and Gentlemen:

We have acted as special counsel to Arden Investment Series Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware, in connection with certain matters relating to the formation of the Trust and the issuance of Class A, Class C, Class I, Class R, and Class W shares of beneficial interest (“AAS II Shares”) in Arden Alternative Strategies II (“AAS II”) and Class 1, Class 2, and Class 3 shares of beneficial interest (“AVASF Shares,” and together with AAS II Shares, “the Shares”) in Arden Variable Alternative Strategies Fund (“AVASF”) including the preparation and filing by the Trust with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-1A (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Shares under the Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Trust, AAS II, and AVASF and all such other agreements, certificates and documents of public officials, officers or representatives of the Trust and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for our opinion set forth below.

We have assumed the legal capacity of natural persons executing or delivering any instrument, the genuineness of all signatures thereon, the authority of all persons executing such instruments on behalf of all parties thereto other than officers and other representatives of the Trust, the authenticity of all documents submitted to us as originals, the conformity to the original of all copies, facsimiles, photostatic or conformed copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

Additionally, in rendering this opinion, without independent verification we have relied on an opinion of Richards, Layton & Finger, P.A. (the “Local Counsel Opinion”), special Delaware counsel to the Trust, a copy of which is also filed as an exhibit to the Registration Statement, and our opinion is subject to the assumptions, qualifications and limitations set forth in the Local Counsel Opinion, which are incorporated herein by reference.

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K R A M E R    L E V I N    N A F T A  L I S    &    F R A N K E L    L L P

Arden Investment Series Trust

June 21, 2013

According to the Local Counsel Opinion:

1.         The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.; and

2.         The Shares of the Trust have been duly authorized and, once paid for and issued in accordance with the Trust Documents, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued in the manner described in the applicable prospectus contained in the Registration Statement (the “Prospectus”), will be validly issued, fully paid and non-assessable.

We are attorneys licensed to practice only in the State of New York. The foregoing opinion is limited to the Federal laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. No opinion is expressed herein with respect to the requirements of, or compliance with, state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to each of AAS II and AVASF or the Shares.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Trust in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP